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                                                                   EXHIBIT 10.20

                                THIRD AMENDMENT
                               TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Third Amendment") dated as of April 16, 1996, is made and entered into by and between HASKEL INTERNATIONAL, INC., a California Corporation ("Borrower"), and UNION BANK, a Division of Union Bank of California, N.A., a banking corporation ("Bank").

                                   RECITALS:

A. Borrower and Bank are parties to that certain Loan Agreement dated February 21, 1995 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower and amendments thereto dated August 30, 1995 and February 13, 1996.

B. Borrower and Bank desire to amend the Agreement subject to the terms and conditions of this Third Amendment.

                                   AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.      Amendments to the Agreement.

        (a) Section 1.1.1.1 of the Agreement is hereby added in its entirety as follows:

        "The Commercial Letter of Credit Sublimit. As a sublimit to the Revolving Loan, Bank shall issue, for the account of Borrower, one or more commercial letters of credit (individually, an "L/C" and collectively, the "L/Cs"). The aggregate amount available to be drawn under all outstanding L/Cs and the aggregate amount of unpaid reimbursement obligations under drawn L/Cs shall not exceed One Million Dollars ($1,000,000) and shall reduce, dollar for dollar, the maximum amount available under the Revolving Loan. All such commercial L/Cs shall be drawn on such terms and conditions as are acceptable to Bank and shall be governed by the terms of (and Borrower agrees to execute) Bank's standard form for commercial L/C applications and reimbursement agreement and shall not have an expiration date more than one year from its date of issuance. No letter of credit shall expire within ninety days after the maturity of The Revolving Loan.

3. Effectiveness of the Third Amendment. This Third Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

        (a) The counterpart of this Third Amendment, duly executed by Borrower;

        (b) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4. Ratification. Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5. Representations and Warranties. Borrower represents and warrants as follows:

        (a) Each of the representations and warranties contained in the Agreement, as may be amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

        (b) The execution, delivery and performance of the Third Amendment and any other instruments


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or documents in connection herewith are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

        (c) No event has occurred and is continuing or would result from this Second Amendment which constitutes or would constitute an Event of Default under the Agreement.

6. Governing Law. This Third Amendment and all other instruments or documents in connection herewith shall be governed by and construed according to the laws of the State of California.

7. Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.

HASKEL INTERNATIONAL, INC.                 UNION BANK

By: /s/ LONNIE D. SCHNELL                  By: /s/ CATHERINE ABE
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        Lonnie D. Schnell                          Catherine Abe

Title: Chief Financial Officer             Title: Vice President
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By: /s/ R. M. GREAVES                      By: /s/ ALLISON W. BERRY
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        R. M. Greaves                              Allison W. Berry

Title:                                     Title: Assistant Vice President
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